UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 896-3890

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Progressive Gaming International Corporation (the "Company") received a Nasdaq Staff Determination Letter (the "Letter") on February 18, 2009 stating, among other things, that Nasdaq Staff believes the Company is a "public shell" and fails to comply with the requirements for continued listing set forth in Marketplace Rule 4300, and that its securities are, therefore, subject to delisting from The Nasdaq Stock Market. The Company will not request an appeal of this determination.

According to the Letter, Nasdaq will suspend trading of the Company's common stock at the opening of business on February 27, 2009, and will file Form 25-NSE with the Securities and Exchange Commission ("SEC") to remove the Company's securities from listing and registration on the Nasdaq Stock Market.

Section 7-Regulation FD

Item 7.01 Regulation FD Disclosure

Due to the sale of substantially all the Company's assets as previously disclosed in a filing with the SEC on January 26, 2009, the Company is no longer conducting any business, and expects to file a petition for relief under Chapter 7 of the U.S. Bankruptcy Code shortly.

The information in this Item 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation
Date: February 20, 2009	By: /s/TERRANCE W. OLIVER
Terrance W. Oliver
President and Chief Executive Officer